                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BANK SOUTH CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              [BANK SOUTH LOGO]

                            BANK SOUTH CORPORATION
                           55 MARIETTA STREET, N.W.
                            ATLANTA, GEORGIA 30303

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD APRIL 20, 1995

     The annual meeting of shareholders of Bank South Corporation (the "Company") will be held on Thursday, April 20, 1995 at 11:00 a.m., at the Inforum, 250 Williams Street, Atlanta, Georgia, for the purpose of considering and voting upon:

          1. The election of fourteen directors to constitute the Board of Directors and to serve until the next annual meeting and until their successors are elected and qualified;

          2. A proposal to approve proposed amendments to the Bank South Corporation 1993 Equity Incentive Plan;

          3. Such other matters as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is a copy of the Company's 1994 Annual Report to Shareholders.

                                           By order of the Board of Directors

                                           RALPH E. HUTCHINS, JR.
                                           Secretary

March 20, 1995

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                              [BANK SOUTH LOGO]

                             BANK SOUTH CORPORATION
                            55 MARIETTA STREET, N.W.
                             ATLANTA, GEORGIA 30303

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Bank South Corporation (the "Company") for use at the annual meeting of shareholders of the Company to be held on April 20, 1995, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph. Further, the Company has retained Corporate Investors Communications, Inc., a proxy solicitation firm, to assist in soliciting proxies from beneficial owners of shares of the Company's Common Stock held by banks, brokerage houses and other custodians, nominees, and fiduciaries. The Company anticipates that such assistance will cost approximately $7,000. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on March 20, 1995.

     Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is properly executed and returned but no choice is specified thereon, it will be voted for all the nominees named and in favor of the proposals described below.

     Each shareholder is entitled to one vote on each proposal per share of common stock, par value $5.00, of the Company (the "Common Stock") held as of the record date. In determining whether a quorum exists at the annual meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. The vote required for the election of directors is a plurality of the votes cast by the shares entitled to vote in the election, provided a quorum is present. Consequently, with respect to the proposal for the election of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, with respect to the proposal for the election of directors, an abstention or broker non-vote will have no effect. With respect to the other proposal to be voted on at the annual meeting, the required vote for approval is a majority of the shares of Common Stock represented and entitled to vote at the annual meeting. Consequently, with respect to that proposal, abstentions will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval, but broker non-votes will not be counted in such base for such proposal. Thus, an abstention will have the same effect as a vote "against" such proposal, while a broker non-vote will have no effect.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 1, 1995. On that date the Company had outstanding and entitled to vote 58,477,896 shares of Common Stock, with each share entitled to one vote.

     The following table sets forth certain information concerning the only "persons" (as that term is defined by the Securities and Exchange Commission) who are known by the Company to be the beneficial owners of more than 5% of the Common Stock, the Company's only class of voting securities, as of December 31, 1994, and the ownership of the Common Stock as of that date by the most highly compensated executive officers who are not 1995 director nominees, and all executive officers and directors of the Company as a group. Information regarding the beneficial ownership of Common Stock by 1995 director nominees is included below under "Information About Nominees for Director." Positions listed are with the Company, unless otherwise indicated.

                                                                   NUMBER OF SHARES          PERCENT
                       BENEFICIAL OWNER                          OWNED BENEFICIALLY(1)       OF CLASS
- ---------------------------------------------------------------  ---------------------       --------
The Trust Division of Bank South, N.A.                                   4,475,657(2)          8.19%
  as trustee under various trusts
P.O. Box 4387
Atlanta, Georgia 30302
Ralph E. Hutchins, Jr.                                                  177,793.74(3)             *
  Chief Financial Officer
Lee M. Sessions, Jr.                                                    122,596.93(4)             *
  Principal Operating Officer
  Retail and Trust Banking
James A. Dewberry                                                        98,114.24(5)             *
  Atlanta Community Banking
All Executive Officers and Directors as a Group (24 Persons)          3,059,277.75(6)          5.59%

- ---------------

  * Less than one percent
(1) Shares shown as held by the Bank South Corporation 401(k) Investment Plan (the "401(k) Plan"), a tax-qualified employee benefit plan covering eligible employees of the Company and its subsidiaries, and shares shown as held by the Bank South Corporation 401(k) Excess Plan (the "Excess Plan"), a nonqualified, unfunded plan of deferred compensation, are based on the September 30, 1994 plan statements, which are the latest available.
(2) Includes 1,589,762 shares held by the 401(k) Plan, and 5,842 shares held by the Excess Plan. The Trust Division of Bank South, N.A. is the trustee of the 401(k) Plan and the Excess Plan. Participants have voting discretion with respect to shares of Common Stock allocated to their accounts and the Trust Division may only vote unallocated shares and allocated shares with respect to which it does not receive timely voting direction from participants. As of December 31, 1994, all of the shares held by the 401(k) Plan and the Excess Plan were allocated to participants' accounts. The Company disclaims beneficial ownership of shares held by the 401(k) Plan or the Excess Plan which are voted by participants.
(3) Includes 73,263 shares that may be acquired under stock options exercisable currently or within 60 days, 11,535.64 shares held by the Company's 401(k) Plan, and 683.10 shares held by the Excess Plan. Also includes 381 shares held by his wife, of which shares Mr. Hutchins disclaims beneficial ownership. Does not include 11,067 shares subject to options not exercisable within 60 days.
(4) Includes 104,333 shares that may be acquired under stock options exercisable currently or within 60 days, 2,475.78 shares held by the Company's 401(k) Plan, and 306.42 shares held by the Excess Plan. Does not include 8,667 shares subject to options not exercisable within 60 days.

(5) Includes 40,574 shares that may be acquired under stock options exercisable currently or within 60 days and 23,985.92 shares held by the Company's 401(k) Plan. Does not include 5,067 shares subject to options not exercisable within 60 days.
(6) Includes 78,352.71 shares held by the 401(k) Plan and Excess Plan for the benefit of the executive officers of the Company and 1,018,789 shares that could be acquired under stock options exercisable currently or within 60 days.

                      NOMINATION AND ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall consist of fourteen directors. The term of office for directors is until the next annual meeting and until their successors are elected and qualified. Provided a quorum is present at the annual meeting, directors shall be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the annual meeting.

     Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, such Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than fourteen nominees. The management of the Company has no reason to believe that any nominee will not serve if elected.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following information relating to age, as of April 20, 1995, and directorships in other companies, positions with the Company and Bank South, N.A. (the "Bank"), principal employment and Common Stock owned beneficially, as of December 31, 1994, has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years.

                                                                                 NUMBER OF SHARES
                                                                                      OWNED
                                                                                 BENEFICIALLY(1)
          NAME                         INFORMATION ABOUT NOMINEES               (PERCENT OF CLASS)
- -------------------------  ---------------------------------------------------  ------------------
Ray C. Anderson            A director since 1991, Mr. Anderson is Chairman,             34,256*
                           President and Chief Executive Officer of Interface,
                           Inc., a manufacturer of carpet, textiles and
                           chemicals. Mr. Anderson is 60.
Kenneth W. Cannestra       A director since 1986, Mr. Cannestra is Group                23,274*
                           President of Lockheed Aeronautical Systems Group, a
                           position he has held since 1988. He has also been a
                           Vice President of Lockheed Corporation since 1983.
                           Mr. Cannestra is 64.
John S. Carr               A director since 1991, Mr. Carr is President of          117,842.32*(3)
                           John S. Carr & Associates, Inc., a real estate
                           development company, and John S. Carr & Company,
                           Inc., real estate brokerage firm. Mr. Carr is 47.
Patrick L. Flinn           A director and the Chief Executive Officer of the        403,892.08*(2)(4)
                           Company and the Bank since joining the Company on
                           August 1, 1991, Mr. Flinn was named Chairman of the
                           Board in January 1992. Prior to joining the
                           Company, Mr. Flinn was Group Executive Vice
                           President of Real Estate and Mortgage Banking at
                           C&S/Sovran Corporation, which became part of
                           NationsBank Corporation in December 1991. He had
                           been at C&S/Sovran since joining its management
                           training program in 1966. Mr. Flinn is 53.

                                                                                 NUMBER OF SHARES
                                                                                      OWNED
                                                                                 BENEFICIALLY(1)
          NAME                         INFORMATION ABOUT NOMINEES               (PERCENT OF CLASS)
- -------------------------  ---------------------------------------------------  ------------------
Sidney E. Jennette, Jr.    A director since 1980, Mr. Jennette is a management       30,593.44*(5)
                           consultant. He retired in 1983 as Vice President --
                           Corporate and External Affairs of Southern Bell
                           Telephone and Telegraph Co. He is also a director
                           of Southern Saw Holdings, Inc. Mr. Jennette is 68.
Lynn H. Johnston           A director since 1982, Mr. Johnston is the retired        15,048.50*
                           Chairman of Life Insurance Company of Georgia and
                           of ING America Life Corporation. He is also a
                           director of Haverty Furniture Companies, Inc. Mr.
                           Johnston is 64.
William M. McClatchey,     A director since 1992, Dr. McClatchey is a                   87,000*(6)
  M.D.                     physician with Piedmont Internal Medicine
                           Associates, P.A., now known as Piedmont Medical
                           Care Foundation. He is a doctor of internal
                           medicine and rheumatology. Dr. McClatchey
                           is 47.
John E. McKinley, III      A director since 1993, Mr. McKinley has been in          235,344.15*(2)(7)
                           charge of Credit Policy and Corporate Banking since
                           joining the Company on August 1, 1991. Prior to
                           joining the Company, Mr. McKinley was Group
                           Executive Vice President and Chief Credit Officer,
                           Corporate Banking, at C&S/Sovran Corporation, which
                           became part of NationsBank Corporation in December
                           1991. He had been at C&S/Sovran since 1969. Mr.
                           McKinley is 51.
Julia W. Morgan            A director since 1992, Ms. Morgan is President and       129,890.89*(8)
                           Chief Executive Officer of Ed Morgan & Associates,
                           Inc., an insurance company. Ms. Morgan is 66.
Barry Phillips             A director since 1978, he is a partner of                 84,739.87*
                           Kilpatrick & Cody, attorneys. Mr. Phillips is 66.
Ben G. Porter              A director since 1991, Mr. Porter is an owner of          39,406.92*
                           Piedmont Communications Corporation, operators of
                           two radio stations in Macon, Georgia. He is also a
                           retired Senior Vice President of and active
                           consultant to Charter Medical Corporation. Mr.
                           Porter is 61.
John W. Robinson, Jr.      A director since 1991, Mr. Robinson is President of         268,745*(9)
                           Southern Waistbands, Inc., a manufacturer of
                           textile products. Mr. Robinson is 55.
Felker W. Ward, Jr.        A director since 1982, Mr. Ward has been President        43,417.35*(10)
                           of Ward & Associates, Inc., investment bankers
                           since 1988. He also serves as a director of the
                           Atlanta Gas Light Company and Abrams Industries,
                           Inc. Mr. Ward is 61.
Virgil R. Williams         A director since 1987, he is the Chairman and Chief         869,582(11)
                           Executive Officer of Equipment Technology, Inc., an           (1.59%)
                           environmental engineering company. Mr. Williams is
                           also the Chairman of Williams Service Group, Inc.,
                           an industrial engineering company, the President of
                           Williams Communications, Inc., a communications
                           company, and a director of First Financial
                           Management Corp., a data information services
                           company. Mr. Williams is 55.

- ---------------

   * Less than one percent

 (1) Shares shown as held by outside directors include 2,000 shares that may be acquired under currently exercisable stock options granted pursuant to the 1994 Stock Option Plan for Outside Directors.
 (2) Shares shown as held by the 401(k) Plan and by the Excess Plan are based on the September 30, 1994 plan statements, which are the latest available.
 (3) Includes 2,124 shares held by Eric J. Nickelson, Trustee for the benefit of Catherine B. Carr, of which shares Mr. Carr disclaims beneficial ownership, 16,016 shares held by Eric J. Nickelson, Trustee for the benefit of John S. Carr, Deferred Compensation Plan, 2,901 shares held by Mr. Carr's wife, of which shares Mr. Carr disclaims beneficial ownership, and 4,801 shares held in Mr. Carr's individual retirement account.
 (4) Includes, 337,000 shares that may be acquired under stock options exercisable currently or within 60 days, 3,129.69 shares held by the Company's 401(k) Plan, and 1,627.39 shares held by the Excess Plan. Also includes 115 shares held by his wife, Colleen Flinn, of which shares Mr. Flinn disclaims beneficial ownership. Does not include 14,000 shares subject to options not exercisable within 60 days.
 (5) Includes 4,846.47 shares held by his wife, Mary H. Jennette, of which shares Mr. Jennette disclaims beneficial ownership.
 (6) Includes 63,000 shares held in trust for the benefit of his children, of which shares Dr. McClatchey disclaims beneficial ownership.
 (7) Includes 177,000 shares that may be acquired under stock options exercisable currently or within 60 days and 638.15 shares held by the Company's 401(k) Plan. Does not include 10,000 shares subject to options not exercisable within 60 days.
 (8) Includes 46,115 shares held in trust under the Will of Edgar Morgan, Jr., and 2,115.80 shares held in trust by Ms. Morgan for the benefit of her children, Edgar C. Morgan III and C. Marsha Morgan Rose, of which shares Ms. Morgan disclaims beneficial ownership.
 (9) Includes 87,237 shares held by the Estate of John W. Robinson, Sr.
(10) Includes 11,591 shares held in Ward & Associates, Inc. profit sharing plan account.
(11) Includes 84,086 shares that may be acquired under currently exercisable stock options, and 2,000 shares that may be acquired under currently exercisable stock options granted pursuant to the 1994 Stock Option Plan for Outside Directors, as disclosed in footnote (1). Also includes 1,692 shares held by Sara Williams, as custodian, of which shares Mr. Williams disclaims beneficial ownership.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's chief executive officer and other executive officers, including the four other most highly compensated executive officers (collectively, these four and the chief executive officer are referred to as the "named executive officers"). The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

     The report reflects the Company's compensation philosophy as endorsed by the Board of Directors and the Compensation Committee and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting the report. The Compensation Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of the Company and its subsidiaries.

                         COMPENSATION COMMITTEE REPORT

THE COMMITTEE

     The Compensation Committee (the "Committee") is composed of four independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission.

The Committee, during 1992, designed the executive compensation program currently in place with the help of an independent consultant. The Committee held shareholders' interests paramount in that process. That program, described in last year's Proxy Statement to shareholders, continued to be in place during 1994.

     The Committee continues to assess the effectiveness of, and administer executive compensation programs in support of, compensation policies. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters. During 1994, the Committee met four times.

GOALS OF THE PROGRAM

     The Committee designed the executive compensation program in order to meet the following goals:

     - From a shareholder point of view, (i) to reward executives commensurate with the success achieved by the Company from the shareholders' perspective, and (ii) to balance executives' short- and long-term focus.

     - From a management point of view, (i) to maintain a high quality management team to ensure continued success, and (ii) to motivate desired behaviors in those people, either indirectly (for example, through stock ownership) or directly (for example, through setting performance or other qualitative goals).

OVERVIEW OF THE PROGRAM

     The above goals are met primarily through the following elements of pay:

     - Base salary, paid for the base job. Employment agreements provide for minimum annual salaries for Messrs. Flinn, McKinley, Hutchins and Sessions of $325,000, $250,000, $235,000 and $210,000, respectively. Increases in such minimum salaries to current levels were approved by the Board of Directors.

     - Cash incentive bonuses paid pursuant to a short-term incentive plan (the "Focused Performance Plan") that reward executives for meeting goals set annually by the Committee.

     - The issuance of stock options under the Equity Incentive Plan.

     - The issuance of performance units under the Equity Incentive Plan. This plan rewards executive officers both for (i) exceeding a minimum level of compound annual total shareholder return (stock price increase plus dividends), and (ii) performing well in total shareholder return against other banks. Performance units awarded under this plan pay out partly in stock that cannot be sold for three years.

1994 COMPENSATION PLANS

     Following are the specifics of the Compensation program effective during 1994 for executive officers.

Desired Competitive Posture

     The goal of the Company is to provide compensation opportunities, for each component of compensation and for total compensation, at approximately the middle of the market. The Company believes that this provides an appropriate balance between the need to control expenses, and the desire to retain an experienced and effective management team.

     Sources for competitive pay information include published surveys, databases, and proxy data, including, for example, public information compiled from the Wyatt Financial Institution Compensation Survey. In using these sources ("the survey data"), the Company focuses on United States commercial banks of approximately its size, with a particular focus on banks in the Southeast. While there is likely to be a substantial overlap between the banks included in the survey data and the banks represented in the Nasdaq bank stocks index line on the shareholder return performance graph, below, the groups are not exactly the same. The Compensation Committee believes that the most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns. The Committee considers the entire pay package when setting one portion of pay. In general, on an average percentage basis, Bank South's executive officer compensation opportunities are equal to, and in the same proportions by component of pay as, the survey data.

Base Salary

     Base salaries for executive officers are set with reference to the size-adjusted median of the survey data and are based on individual performance, tenure and experience. The Compensation Committee reviews survey data periodically for executive pay comparisons. During its last review, base salaries of executive officers fell within a 30% range of the median. Annual base salary increases are calculated with reference to projected increases for the banking industry as a whole, bank performance, and individual performance during the prior year. Individual increases are determined subjectively by the Compensation Committee after taking these factors into account.

Short-Term Incentives

     The Focused Performance Plan, designed by the Committee during 1992, was in effect during 1994. Performance measures for 1994 for the Chief Executive Officer were based 100% on the entire Company's results; those for other executive officers were based from 50% to 75% on the entire Company's results. Measures of the entire Company's results included both short-term (annual profit) and long-term (asset quality) measures. Actual 1994 performance measures and the weights assigned such measures were as follows: net earnings (50%), return on assets (10%), return on equity (10%), losses (10%), criticized/classified loans (10%), and non-performing assets (10%).

     Target awards for the Focused Performance Plan range from 30% to 40% of base salary for executive officers, and represent the average of the survey data. Maximum awards range from 45% to 60% of base salary. During 1994, the Company performed above target on some measures and below target on others. For the corporate portion of the plan, the resulting payout was 101.57% of target. Total awards under the plan are limited to 5% of the Company's net income, but that limitation did not come into play during 1994.

Long-Term Incentives

     The long-term incentive program has two parts: stock options and performance units. The target number of stock options to be awarded, when added to the performance opportunities for compensation under the performance unit plan, represent market average total long-term incentive opportunities, based on the survey data. That is, the economic value of the stock options, when added to the economic value of the opportunities under the performance unit plan, is equal to the size-adjusted median economic value of long-term incentive opportunities provided by other companies to their executives, per the survey data. This was determined for the Company by an independent consultant at the time the plans were designed.

     Target awards under the performance unit plan for executive officers range from 10% to 20% of base salary. Maximum awards range from 40% to 80% of base salary.

Stock Options

     In February 1994, based on the long-term incentive target award described above, stock options were granted having a three-year vesting period. One-third of the grants have exercise prices equal to the fair market value at the date of grant, one-third have exercise prices equal to 110% of fair market value, and one-third have exercise prices equal to 120% of fair market value.

     The economic value of the stock options granted represents approximately one-third of the total economic value delivered in the form of long-term incentives. The Committee felt that this provided an appropriate mix between the two forms of compensation, i.e., stock options and the performance unit plan.

Shareholder Return Plan

     The Shareholder Return Plan, which is the sub-plan in accordance with which performance units are granted under the Equity Incentive Plan, was in effect during 1994. The Shareholder Return Plan rewards executives for total shareholder return (stock price increase plus dividends) performance in excess of 5% per year, and that ranks in the top two-thirds (approximately) of a group of peer banks. For this purpose, peer banks are the American Banker Top 100 U.S. Bank Holding Companies, excluding money center banks.

     The two performance measures are weighted equally. Their use enables the Compensation Committee to reward both for absolute increases in shareholder value, and for what management has contributed to the shareholder return level, isolated from broad stock market or banking industry movements.

     During the two-year period beginning January 1, 1993 and ending December 31, 1994, the Company had a total shareholder return of 58% (annualized, 25.5% per year), and performed at the 98th percentile of the peer banks. This resulted in the maximum payout for the second performance period under the plan. Under the plan's phase-in arrangement, however, two-thirds of the amount earned was paid currently (67% in cash, and 33% in Company stock that may not be sold for three years). The remaining one-third of the amount earned increases the target award for performance during 1993 to 1995. This amount is subject to forfeiture if the executive terminates employment, and is at risk based on performance results during the remainder of the three-year performance period.

     The use of stock-oriented performance measures, and the payout of part of the plan's award in stock that must be held for three years, are elements of the Company's program that tie executives' interests to shareholders' in a significant way.

OTHER 1994 COMPENSATION

     In the "All Other Compensation" column of the Summary Compensation Table are amounts representing imputed income from group term life insurance in excess of $50,000, 401(k) matching contributions, premiums paid for term life insurance, and above-market earnings on deferred compensation. None of these amounts was dependent on performance of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Following are the specifics of Mr. Flinn's compensation package during 1994:

     Base Salary. Mr. Flinn's employment contract provides for a minimum base salary of $325,000. This amount was negotiated in 1991 and is not based on Company performance. Since 1991, Mr. Flinn has received increases in base salary to $385,000, based on the Committee's subjective belief that Mr. Flinn had contributed substantially to the Company's strong performance in intervening years. The base salary of $385,000 is below the size-adjusted average of chief executive salaries as reflected in the survey data, because of Mr. Flinn's relatively short tenure in the position.

     Short-Term Incentive. Mr. Flinn's target bonus is 40% of base salary and his maximum bonus is 60% of base salary, which are set to be at the size-adjusted average of the survey data. In recognition of 1994 performance, he earned a bonus of $155,249 based on corporate performance that was slightly above the targets set under the Focused Performance Plan.

     Long-Term Incentive. In February 1994, Mr. Flinn received a stock option grant of 21,000 shares, calculated as described above. This grant, plus Mr. Flinn's target award under the Shareholder Return Plan, represent the size-adjusted average of the survey data for his position. The exercise prices of these options are $16.1875 for 7,000 options, $17.8063 for 7,000 options, and $19.425 for 7,000 options.

     During 1994, Mr. Flinn participated in the Shareholder Return Plan. His target award was 20% of base salary. The plan earned awards at the maximum amount, 80% of base salary, or $260,000. However, as noted above, only two-thirds of the amount earned was paid currently. Mr. Flinn received a payout of $173,333, with $115,556 received in cash, and $57,778 received in the form of Company stock that may not be sold for three years. The remaining $86,667 increases the target award available to be paid out in early 1996 for performance during the three-year performance cycle from 1993-1995. Such amount is at risk, based both on continued employment and on future performance.

$1 MILLION DEDUCTION LIMIT

     Under the Revenue Reconciliation Act of 1993, effective January 1, 1994,
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), was amended to eliminate the deductibility of certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated officers. Compensation that is "performance-based" is exempted from such deduction limitation. The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval of the shareholders of applicable performance standards, the composition of the Compensation Committee, and the certification by the Compensation Committee that performance standards were satisfied.

     In order to preserve the Company's ability to deduct certain performance-based compensation under Section 162(m) of the Code, the Compensation Committee, with the approval of the Board of Directors, has elected to seek shareholder approval of an amendment to the Equity Incentive Plan, as described in Item 2 of this Proxy Statement. While it will still be possible to make awards under the Equity Incentive Plan and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

SUMMARY

     In summary, the Company's overall executive compensation program is designed to reward managers for good individual, Company and share value performance. The Compensation Committee intends to monitor the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.


               RAY C. ANDERSON                               LYNN H. JOHNSTON
                BEN G. PORTER                               VIRGIL R. WILLIAMS


                           SUMMARY COMPENSATION TABLE

     The table below sets forth certain elements of compensation for the named executive officers for the periods indicated.

                                                                                LONG TERM COMPENSATION
                                                                           --------------------------------
                                               ANNUAL COMPENSATION                AWARDS           PAYOUTS
                                         -------------------------------   ---------------------   --------
                                                                              (F)
              (A)                                                          RESTRICTED     (G)        (H)            (I)
  NAME AND PRINCIPAL POSITIONS                                      (E)      STOCK      OPTIONS/     LTIP        ALL OTHER
   (WITH THE COMPANY, UNLESS      (B)      (C)        (D)          OTHER    AWARD(S)      SARS     PAYOUTS      COMPENSATION
      OTHERWISE INDICATED)        YEAR    SALARY    BONUS(1)        ($)       ($)         (#)        ($)            ($)
- --------------------------------  ----   --------   --------       -----   ----------   --------   --------     ------------
Patrick L. Flinn................  1994   $381,302   $394,713(2)      --        $0        21,000    $173,334(3)    $ 26,613(6)
  Chairman and Chief Executive    1993   $358,631   $496,084(4)(5)   --        $0             0    $      0             --
  Officer*                        1992   $324,110   $272,373         --        $0             0    $      0             --
John E. McKinley, III...........  1994   $280,875   $305,721(2)      --        $0        15,000    $133,333(3)    $ 19,394(6)
  Principal Operating Officer,    1993   $272,138   $373,828(4)(5)   --        $0             0    $      0             --
  Credit Policy and Corporate     1992   $249,315   $205,677         --        $0             0    $      0             --
  Banking*
Ralph E. Hutchins, Jr...........  1994   $233,230   $84,182 (2)      --        $0        13,000    $117,333(3)    $ 44,624(7)
  Chief Financial Officer*        1993   $227,836   $210,667(4)(5)   --        $0             0    $      0             --
                                  1992   $219,397   $     0          --        $0         6,000    $      0             --

                                                                                LONG TERM COMPENSATION
                                                                           --------------------------------
                                               ANNUAL COMPENSATION                AWARDS           PAYOUTS
                                         -------------------------------   ---------------------   --------
                                                                              (F)
              (A)                                                          RESTRICTED     (G)        (H)            (I)
  NAME AND PRINCIPAL POSITIONS                                      (E)      STOCK      OPTIONS/     LTIP        ALL OTHER
   (WITH THE COMPANY, UNLESS      (B)      (C)        (D)          OTHER    AWARD(S)      SARS     PAYOUTS      COMPENSATION
      OTHERWISE INDICATED)        YEAR    SALARY    BONUS(1)        ($)       ($)         (#)        ($)            ($)
- --------------------------------  ----   --------   --------       -----   ----------   --------   --------     ------------
Lee M. Sessions, Jr.............  1994   $233,230   $179,646(2)      --        $0        13,000    $112,000(3)    $ 15,002(6)
  Principal Operating Officer,    1993   $226,302   $257,146(4)(5)   --        $0             0    $      0             --
  Retail and Trust Banking*       1992   $209,425   $135,031         --        $0             0    $      0             --
James A. Dewberry...............  1994   $159,562   $43,577 (2)      --        $0         4,000    $ 42,133(3)    $ 29,222(7)
  Atlanta Community Banks         1993   $165,392   $93,066 (4)(5)   --        $0             0    $      0             --
                                  1992   $157,568   $     0          --        $0         6,000    $      0             --

- ---------------

  * Also a member of the Policy Committee, a senior management group selected by the Chief Executive Officer, which makes general policy decisions for the Company.
(1) Includes cash bonuses paid for 1992 pursuant to employment agreements with Messrs. Flinn ($130,000), McKinley ($100,000) and Sessions ($84,000). Also includes the fair market value of stock awards issued in 1992, 1993 and 1994, respectively, as part of signing bonuses to Messrs. Flinn ($142,373, $200,617 and $239,464), McKinley ($105,677, $148,909 and $177,711), and
     Sessions ($51,031, $69,644 and $84,671).
(2) Includes 1994 Focused Performance Plan bonus payments to Messrs. Flinn ($155,249), McKinley ($128,010), Hutchins ($84,182), Sessions ($94,975) and
     Dewberry ($43,577).
(3) Includes cash bonuses from the Shareholder Return Plan for 1994 to Messrs. Flinn ($115,556), McKinley ($88,889), Hutchins ($78,222), Sessions
     ($74,667) and Dewberry ($28,089). Also includes the fair market value of stock bonuses from the Shareholder Return Plan for 1994 to Messrs. Flinn ($57,778), McKinley ($44,444), Hutchins ($39,111), Sessions ($37,333) and
     Dewberry ($14,044).
(4) Includes 1993 Focused Performance Plan bonus payments to Messrs. Flinn ($208,800), McKinley ($158,253), Hutchins ($132,000), Sessions ($131,502)
     and Dewberry ($72,000). Also includes a separate $20,000 cash bonus to Mr. Hutchins.
(5) Includes cash bonuses from the Shareholder Return Plan for 1993 to Messrs. Flinn ($57,778), McKinley ($44,444), Hutchins ($39,111), Sessions ($37,333)
     and Dewberry ($14,044). Also includes the fair market value of stock bonuses from the Shareholder Return Plan for 1993 to Messrs. Flinn ($28,889), McKinley ($22,222), Hutchins ($19,556), Sessions ($18,667) and
     Dewberry ($7,022).
(6) Includes imputed income from group term life insurance in excess of $50,000 ($2,287 for Mr. Flinn; $1,681 for Mr. McKinley; and $846 for Mr. Sessions), 401(k) employer matching contributions ($22,396 for Mr. Flinn; $16,371 for Mr. McKinley; and $13,512 for Mr. Sessions), and insurance premiums paid by the Company for term life insurance on behalf of the executive ($1,930 for Mr. Flinn; $1,342 for Mr. McKinley; and $644 for Mr. Sessions).
(7) Includes imputed income from group term life insurance in excess of $50,000 ($2,327 for Mr. Hutchins and $2,851 for Mr. Dewberry), 401(k) employer matching contributions ($13,512 for Mr. Hutchins and $9,574 for Mr. Dewberry), insurance premiums paid by the Company for term life insurance on behalf of the executive ($1,871 for Mr. Hutchins and $2,016 for Mr. Dewberry), and the dollar value of above-market amounts earned on 1985 and 1990 deferred compensation ($26,914 for Mr. Hutchins and $14,781 for Mr. Dewberry).

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

     The following tables contain information about long-term incentive awards made to the named executive officers during 1993 and 1994 under the Shareholder Return Plan. Table II, which is a restatement of Table II from the 1994 Proxy Statement is provided to show additional deferral from the 1993-1994 performance period, which increased the target award for the 1993-1995 performance period. See "Compensation Committee Report" above.

                                    TABLE I

                         (1994-1996 PERFORMANCE CYCLE)

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                                          NON-STOCK PRICE-BASED PLANS
                                                                  -------------------------------------------
             (A)                   (B)               (C)              (D)             (E)             (F)
- -----------------------------  ------------     -------------     -----------     -----------     -----------
                                NUMBER OF       PERFORMANCES
                                 SHARES,          OR OTHER
                                  UNITS         PERIOD UNTIL
                                 OR OTHER       MATURATION OR      THRESHOLD        TARGET          MAXIMUM
            NAME               RIGHTS(#)(1)        PAYOUT         ($ OR #)(2)     ($ OR #)(3)     ($ OR #)(4)
- -----------------------------  ------------     -------------     -----------     -----------     -----------
Patrick L. Flinn.............      70,000         1994-1996         $17,500         $70,000        $ 280,000
John E. McKinley, III........      53,000         1994-1996         $13,250         $53,000        $ 212,000
Ralph E. Hutchins, Jr........      44,000         1994-1996         $11,000         $44,000        $ 176,000
Lee M. Sessions, Jr..........      44,000         1994-1996         $11,000         $44,000        $ 176,000
James A. Dewberry............      16,000         1994-1996         $ 4,000         $16,000        $  64,000

- ---------------

(1) Grants under this plan are expressed in dollars.
(2) Represents 25% of amount in column (b).
(3) Represents 100% of amount in column (b).
(4) Represents 400% of amount in column (b).

                                    TABLE II

                         (1993-1995 PERFORMANCE CYCLE)

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                                          NON-STOCK PRICE-BASED PLANS
                                                                  -------------------------------------------
             (A)                   (B)               (C)              (D)             (E)             (F)
- -----------------------------  ------------     -------------     -----------     -----------     -----------
                                NUMBER OF       PERFORMANCES
                                 SHARES,          OR OTHER
                                  UNITS         PERIOD UNTIL
                                 OR OTHER       MATURATION OR      THRESHOLD        TARGET          MAXIMUM
            NAME               RIGHTS(#)(1)        PAYOUT         ($ OR #)(5)     ($ OR #)(6)     ($ OR #)(7)
- -----------------------------  ------------     -------------     -----------     -----------     -----------
Patrick L. Flinn........         65,000(2)       1993-1995          $81,250         $ 325,000      $1,300,000
                                173,333(3)
                                 86,667(4)
John E. McKinley, III...         50,000(2)       1993-1995          $62,500         $ 250,000      $1,000,000
                                133,333(3)
                                 66,667(4)
Ralph E. Hutchins,               44,000(2)       1993-1995          $55,000         $ 220,000      $  880,000
  Jr....................        117,333(3)
                                 58,667(4)
Lee M. Sessions, Jr.....         42,000(2)       1993-1995          $52,500         $ 210,000      $  840,000
                                112,000(3)
                                 56,000(4)
James A. Dewberry.......         15,800(2)       1993-1995          $19,750         $  79,000      $  316,000
                                 42,133(3)
                                 21,067(4)

- ---------------

(1) Under the Plan's phase-in arrangement, one-third of the amount earned in 1993 and two-thirds of the amount earned in 1994 was paid currently. The remainder was deferred to increase the target award amount for performance throughout the three-year period. This amount is subject to forfeiture if the executive terminates employment and is at risk based on performance during the remainder of the three-year period. Grants under this plan are expressed in dollars.
(2) Original target award.
(3) Two-thirds of payout deferred from 1993 actual performance and again subject to performance during 1993-1995.
(4) One-third of payout deferred from 1993-1994 actual performance and again subject to performance during 1993-1995.
(5) Represents 25% of total amount in column (b).
(6) Represents 100% of total amount in column (b).
(7) Represents 400% of total amount in column (b).

     Payouts under the Shareholder Return Plan are based upon total shareholder return (stock price increase plus dividends) in excess of 5% per year and the corresponding percentile ranking among peer banks (currently the American Banker Top 100 U.S. Bank Holding Companies, excluding money center banks). The two measures are weighted equally. Payments under the plan are at risk based on performance results during the performance period.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information about option awards made to the named executive officers on February 17, 1994 under the Equity Incentive Plan. See "Compensation Committee Report" above.

                                                                                                 GRANT DATE
                                      INDIVIDUAL GRANTS                                            VALUE
- ---------------------------------------------------------------------------------------------    ----------
               (A)                     (B)             (C)             (D)            (E)           (F)
- ---------------------------------  ------------    ------------    ------------    ----------    ----------
                                    NUMBER OF
                                    SECURITIES      % OF TOTAL
                                    UNDERLYING     OPTIONS/SARS
                                   OPTIONS/SARS     GRANTED TO     EXERCISE OR                   GRANT DATE
                                   GRANTED (#)     EMPLOYEES IN     BASE PRICE     EXPIRATION     PRESENT
              NAME                    (1)(2)       FISCAL YEAR     ($/SHARE)(3)       DATE        VALUE(4)
- ---------------------------------  ------------    ------------    ------------    ----------    ----------
Patrick L. Flinn.................      7,000           1.47%         $16.1875        2/17/04      $ 30,660
                                       7,000           1.47%         $17.8063        2/17/04      $ 26,530
                                       7,000           1.47%         $19.4250        2/17/04      $ 23,030
John E. McKinley, III............      5,000           1.05%         $16.1875        2/17/04      $ 21,900
                                       5,000           1.05%         $17.8063        2/17/04      $ 18,950
                                       5,000           1.05%         $19.4250        2/17/04      $ 16,450
Ralph E. Hutchins, Jr............      4,333           0.91%         $16.1875        2/17/04      $ 18,979
                                       4,333           0.91%         $17.8063        2/17/04      $ 16,422
                                       4,334           0.91%         $19.4250        2/17/04      $ 14,259
Lee M. Sessions, Jr..............      4,333           0.91%         $16.1875        2/17/04      $ 18,979
                                       4,333           0.91%         $17.8063        2/17/04      $ 16,422
                                       4,334           0.91%         $19.4250        2/17/04      $ 14,259
James A. Dewberry................      1,333           0.28%         $16.1875        2/17/04      $  5,839
                                       1,333           0.28%         $17.8063        2/17/04      $  5,052
                                       1,334           0.28%         $19.4250        2/17/04      $  4,389

- ---------------

(1) Options granted in 1994 are exercisable starting 12 months after the initial grant date, with one-third of the shares covered thereby becoming exercisable on each successive anniversary date, with full vesting occurring on the third anniversary date.

(2) Under the terms of the Equity Incentive Plan, the Compensation Committee retains the discretion, subject to plan limits, to modify the terms and conditions of outstanding options.
(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(4) The estimated grant date present values reflected in the above table are determined using the Black-Scholes model, incorporating the following material assumptions and adjustments:

     - The exercise prices of the option grant vary according to the following schedule: (i) one-third of the grant at $16.1875, the fair market value of the underlying stock on the date of grant; (ii) one-third of the grant at $17.8063, 110% of the fair market value of the underlying stock on the date of grant; and (iii) one-third of the grant at $19.425, 120% of the fair market value of the underlying stock on the date of grant.

     - An option term of 10 years.

     - An interest rate of 5.97%, which represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.

     - Volatility of 28.871%, calculated using daily stock prices for the one-year period prior to the grant date.

     - Dividends at the rate of $0.50 per share, representing the expected annualized dividends to be paid with respect to a share of the Company's Common Stock at the date of grant.

     - Reductions to reflect the probability of forfeiture due to termination prior to vesting, and to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The percentages assumed for the respective exercise prices are shown below:

                              TERMINATION PRIOR      TERMINATION PRIOR TO
       EXERCISE PRICE            TO VESTING         OPTION EXPIRATION DATE
- ----------------------------  -----------------     ----------------------
$16.1875....................         4.00%                   13.82%
$17.8063....................         7.84%                   15.54%
$19.425.....................        11.53%                   16.84%

The ultimate values of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table shows stock option exercises by the named executive officers during 1994, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1994. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Common Stock.

                                                                                               VALUE OF
                                                                           NUMBER OF          UNEXERCISED
                                                                          UNEXERCISED        IN-THE-MONEY
                                                                        OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                          FY-END (#)          FY-END ($)
                                    SHARES ACQUIRED        VALUE         EXERCISABLE/        EXERCISABLE/
              NAME                    ON EXERCISE       REALIZED(1)      UNEXERCISABLE       UNEXERCISABLE
- --------------------------------    ---------------     -----------     ---------------     ---------------
Patrick L. Flinn................         20,000          $ 243,750          337,000/          $3,123,438/
                                                                              14,000          $         0
John E. McKinley, III...........         28,000          $ 357,000          177,000/          $1,742,813/
                                                                              10,000          $         0
Ralph E. Hutchins, Jr...........         10,775          $ 107,636           73,263/          $  343,831/
                                                                              11,067          $    17,400
Lee M. Sessions, Jr.............             --                 --          104,333/          $1,181,770/
                                                                               8,667          $         0
James A. Dewberry...............         10,775          $ 122,452           40,574/          $  213,712/
                                                                               5,067          $    17,400

- ---------------

(1) Market value of underlying Common Stock at exercise date, minus the exercise price.

                                  PENSION PLAN

     The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the "Pension Plan") for the benefit of eligible salaried employees of the Company and its subsidiaries. The Pension Plan provides for the payment of fixed annual benefits upon an employee's normal retirement at age 65. Benefits may also be paid upon early retirement prior to the normal retirement age as provided in the Pension Plan.

     Until December 31, 1992, annual benefits under the Pension Plan were based upon each employee's years of service and final average earnings. The Pension Table in the Proxy Statement for the Company's 1993 Annual Meeting of Shareholders illustrated the estimated annual benefits payable upon retirement under the Pension Plan as of December 31, 1992, and the Supplemental Executive Retirement Plan that pays the highest level of benefits, to persons in specified remuneration and years-of-service categories, based upon an assumed retirement at age 65.

     Effective as of January 1, 1993, the Company's Pension Plan was converted to a cash-balance plan, such that benefits thereunder are no longer determined primarily by final average compensation and years of service. Instead, each year beginning in 1993, there is credited to a hypothetical account on behalf of each participant (i) a percentage of such participant's annual compensation (generally ranging from 2.25% to 7.75%, based on the age of the participant),
(ii) 5% interest on the hypothetical account balance, and (iii) possible additional interest on the hypothetical account balance at a rate determined by the Board of Directors in its sole discretion. Upon termination of employment of a participant, the amount in the participant's hypothetical account as of such date, together with the participant's retirement benefit earned under the Pension Plan as in effect on December 31, 1992, will be distributed to the participant. Amounts held in the participant's hypothetical account may, at the election of the participant, be paid out either in a single lump sum or in an annuity form. Such benefits may be distributed after the participant terminates employment. The participant's retirement benefit earned under the Pension Plan as in effect on December 31,

1992 will generally be paid as an annuity either at the participant's early retirement or normal retirement date. The estimated annual benefits payable under the amended Pension Plan upon retirement at normal retirement age for each of the named executive officers (taking into account the legal pensionable earnings limits described below and not including any supplemental retirement benefits, but including amounts that have accrued under the Pension Plan as in effect on December 31, 1992) is as follows: Mr. Flinn -- $25,686; Mr.
McKinley -- $27,912; Mr. Hutchins -- $71,166; Mr. Sessions -- $27,999; and Mr. Dewberry -- $105,816.

     Earnings used to calculate benefits under the Pension Plan may not exceed $150,000 for 1994. With certain exceptions for previously accrued benefits, annual benefits under the Pension Plan may not exceed the lesser of 100% of the participant's average annual compensation for his high three years or $118,008 for 1994, regardless of the benefits otherwise provided by the Pension Plan.

     The Company also maintains a defined benefit Supplemental Executive Retirement Plan ("SERP") covering Messrs. Flinn, McKinley, Hutchins and Sessions, which provides for the payment of death and retirement benefits in excess of the Pension Plan limits and the legal pensionable earnings limits described above. The SERP benefits vary from participant to participant, in accordance with a formula based on years of service and average annual salary and bonus for the three highest of the five final years of service. Any SERP benefits received by the named executive officers will be offset by Social Security benefits and by benefits payable under the Pension Plan and, in the case of Messrs. Flinn, McKinley and Sessions, by benefits payable under the pension plan of a former employer. In addition, the Company maintains a defined benefit Supplemental Executive Retirement Plan covering Mr. Dewberry which provides for the payment of death and retirement benefits that cannot be provided under the cash balance plan because of the Pension Plan limits and legal pensionable earnings limits described above.

                               PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing the Company's cumulative, five-year shareholder returns on an indexed basis with an overall stock market index and either a published industry index or an index of peer companies selected by the Company. The following graph compares the Company's shareholder returns with the Nasdaq Composite Index and the Nasdaq Bank Stocks Index.

                                   [GRAPH]

      Measurement Period          Bank South                      Nasdaq Bank
    (Fiscal Year Covered)         Corporation    Nasdaq (U.S.)      Stocks
1989                                    100.00          100.00          100.00
1990                                     56.90           84.92           73.23
1991                                     53.62          136.28          120.17
1992                                    111.92          158.58          174.87
1993                                    147.54          180.93          199.33
1994                                    176.37          176.92          198.69

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     Employment Agreements. The Company entered into employment agreements with Patrick L. Flinn, John E. McKinley, III and Lee M. Sessions, Jr. in 1991 and with Ralph E. Hutchins, Jr. in 1995. The agreements are for three years, but they automatically extend on a daily basis such that the remaining term is always three years. Either party to each agreement may elect to terminate this automatic extension, in which event the agreement will run for three years from such date. The agreements provide for minimum annual salaries to Messrs. Flinn, McKinley, Sessions and Hutchins of $325,000, $250,000, $210,000, and $235,000,
respectively, and, with respect to Messrs. Flinn, McKinley and Sessions, minimum annual incentive bonus payments for 1991 and 1992 equal to 40% of their salary. The agreements also provide for the grant of stock options to Mr. Flinn to purchase over specified periods 200,000 shares at $6.50 per share, 75,000 shares at $9.50 per share and 75,000 shares at $11.50 per share; to Mr. McKinley to purchase over specified periods 150,000 shares at $6.50 per share and 50,000 shares at $10.50 per share; and to Mr. Sessions to purchase over specified periods 100,000 shares at $6.00 per share. Additionally, the agreements provide for the participation of the executive in a Supplemental Executive Retirement Plan of the Company. See "Compensation of Executive Officers and
Directors -- Pension Plan."

     In order to replace certain stock options granted to Messrs. Flinn, McKinley and Sessions by their former employer which were forfeited upon such executives' termination of employment, their agreements provide for awards of shares of the Company's Common Stock. The amount of the stock award reflects the difference between the exercise price of the former options and the market value of the former employer's stock as of a specified date. The aggregate amounts of the stock awards for Messrs. Flinn, McKinley and Sessions were 38,830, 28,820 and 14,410 shares, respectively. The awards were paid in three equal annual installments on October 1, 1992, 1993 and 1994 with respect to Messrs. Flinn and McKinley and on October 18, 1992, 1993 and 1994 with respect to Mr. Sessions.

     With respect to all four employment agreements, the Company may terminate the employment of the executive at any time during the term of the agreements. The obligations of the Company cease under the agreements if the termination is for cause, death or disability; otherwise, the executive is entitled to the remaining payments due under the agreement. The executive may also terminate his employment at any time. If the executive terminates as a result of the Company's breach of the agreement or there is an "involuntary termination" of the executive as a result of a change in control of the Company, he will be entitled to the remaining payments under the agreement.

     Severance Agreements. The Company has entered into severance agreements with Messrs. Flinn, McKinley, Hutchins, Sessions and Dewberry which provide for benefits to the executives if their employment is terminated in connection with a "change in control" (as defined in such agreements) of the Company. The term of these agreements with Messrs. Flinn, McKinley, Hutchins and Sessions runs concurrently with that of such officers' employment agreements, which are described above. Mr. Dewberry's agreement is for a term of three years, renewable for one year periods at the discretion of the Compensation Committee. Each of such agreements provides for the Company to pay the executive a lump sum, discounted to its present value, in an amount equal to 36 months of his current salary at the time of termination and a bonus, which is calculated as three times the average of the bonuses earned by him during the preceding two years. In addition, the executive will continue to participate in health and life insurance programs maintained by the Company for 36 months and may, to the extent permitted by the applicable plan, continue to participate in any retirement plans maintained by the Company for such period. If continued participation in any plan is not permitted, the Company will provide other coverage or pay or provide to the executive a supplemental benefit equal to the present value, on the date of termination, of the excess of what the executive would have received had such coverage continued for 36 months over the amount he actually received under such plan. Any benefits payable to Messrs. Flinn, McKinley, Hutchins or Sessions pursuant to these severance agreements will be reduced by any payments from the Company under his employment agreement that are made as a result of termination following a change in control of the Company. The agreements with Messrs. Hutchins and Dewberry were entered into in 1995 and 1993, respectively, in replacement of other severance agreements then in effect.

     Benefits under the agreements described above may be modified or reduced to the extent necessary to avoid exposing the executive to an excise tax and to avoid disallowance of a deduction to the Company for payments to the executive for federal tax purposes.

                             DIRECTOR COMPENSATION

     During 1994, each director was paid a retainer of $16,000 and $500 for each Board of Directors meeting attended. In addition, members of the Audit Committee were paid a fee of $700 for each meeting attended, and members of the Compensation Committee, Executive Committee, Asset/Liability Management Committee, Credit Committee, Community Development Committee and Investment Management/Trust Services Committee were paid a fee of $500 for each meeting attended. Committee chairpersons received the committee member's fee plus a chairman's fee of $100 for each committee meeting attended. Officers of the Company or its subsidiaries did not receive fees for service on the Board of Directors and committees. Outside directors were limited to $1,000 per day per director, not including the annual retainer.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Directors Ray C. Anderson, Ben G. Porter, Lynn H. Johnston and Virgil R. Williams, none of whom is an officer or employee of the Company, served on the Compensation Committee of the Board of Directors of the Company for the past fiscal year. Mr. Williams is a director of First Financial Management Corp., which owns International Banking Technologies, Inc., a company that assists retailers and financial institutions in the design and installation of in-store banking facilities. During 1994, the Bank engaged the services International Banking Technologies, Inc. for construction and remodeling of banking premises and certain other services, for which the Bank paid approximately $7,055. Mr. Williams is or was also a partner in certain other businesses to which the Bank made payments for goods and services in 1994 as follows: (i) Williams Adair Equity Corp., a real estate development firm which the Bank paid a total of approximately $83,358 for maintenance performed on banking premises, (ii) Williams Investment Realty, a real estate management company which the Bank paid approximately $786,469 primarily for rental of 42,573 square feet of office space pursuant to a lease expiring in December 31, 2005, (iii) Heritage Lawrenceville Investors, a real estate management company which the Bank paid approximately $4,812 for rental of office space in Gwinnett County pursuant to a lease that expired in 1994, (iv) Oak Road Investors, a real estate management company which the Bank paid approximately $39,841 for rental of its Five Oaks Branch location, and (v) Georgia Trend, a magazine publication for which the Bank paid subscriptions of approximately $6,686.

                              CERTAIN TRANSACTIONS

     During 1994, the Company and its subsidiaries paid Kilpatrick & Cody approximately $1,001,489 for unreimbursed legal services. Barry Phillips, a director of the Company, is a partner in that firm.

     During 1994, John S. Carr & Associates, Inc., a real estate development company affiliated with John S. Carr, a director of the Company, received approximately $10,746 from the Company for real estate consulting services.

     During 1994, the Company engaged Life Insurance Company of Georgia to provide long-term disability insurance for eligible employees. The premium paid to Life Insurance Company of Georgia in 1994 for this insurance was $34,793 for the fourth quarter of 1993. Lynn H. Johnston, a director of the Company, is Chairman of Life Insurance Company of Georgia.

     During 1994, Abrams Construction, a general contracting company affiliated with Bernard W. Abrams, a director of the Company, received approximately $74,997 for the renovations to various properties.

     For information about transactions with companies that are affiliates of Virgil R. Williams, a director of the Company, see "Compensation Committee Interlocks and Insider Participation" above.

     Subsidiaries of the Company have had, and expect to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their associates, including corporations of which such officers or directors are shareholders, directors and/or officers, on the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Such transactions have not involved more than the normal risk of collectability or represented other unfavorable features.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held nine meetings during the year ended December 31, 1994. All of the directors attended at least 75% of the aggregate of such meetings and the meetings of each committee of the Board on which they served, except that Mr. Anderson attended approximately 71% of the aggregate number of meetings of the Board, Executive Committee and Compensation Committee during 1994.

     The Board of Directors has a standing Audit Committee composed of Sidney E. Jennette, Jr. (Chairman), Ray C. Anderson, Julia W. Morgan and Felker W. Ward, Jr. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It recommends to the Board of Directors the appointment of the independent auditors for the next fiscal year, reviews and approves their audit plan and reviews with the independent auditors the results of their audit and management's response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. The Audit Committee held four meetings during the year ended December 31, 1994.

     The Board of Directors has a standing Compensation Committee composed of Lynn H. Johnston (Chairman), Ray C. Anderson, Ben G. Porter, and Virgil R. Williams. The function of the Compensation Committee is to review and approve the compensation of executive officers and establish targets and incentive awards under incentive compensation plans of the Company. See "Compensation of Executive Officers and Directors -- Compensation Committee Report." The Compensation Committee reports to the Board of Directors. The Compensation Committee held four meetings during the year ended December 31, 1994.

     The Executive Committee of the Board of Directors also served as the nominating committee in connection with the 1995 annual meeting of shareholders. The Executive Committee held eleven meetings in 1994, one of which served as a meeting of the nominating committee. The Executive Committee is comprised of Lynn H. Johnston (Chairman), Kenneth W. Cannestra, Barry Phillips, Ben G. Porter, Virgil R. Williams and Patrick L. Flinn.

     During 1994, the Board of Directors also had an Asset/Liability Management Committee composed of Kenneth W. Cannestra (Chairman), Sidney E. Jennette, Jr., William M. McClatchey, M.D., and Ben G. Porter; a Community Development Committee, composed of William M. McClatchey, M.D. (Chairman), Julia W. Morgan, and Felker W. Ward, Jr.; a Credit Committee composed of Barry Phillips (Chairman), John S. Carr, Patrick L. Flinn, Sidney E. Jennette, Jr., and John W. Robinson, Jr.; and an Investment Management/Trust Services Committee, composed of John W. Robinson, Jr. (Chairman), Bernard W. Abrams, John S. Carr and William
M. McClatchey, M.D.

     The Executive Committee will consider nominations by shareholders of candidates for election to the Board of Directors of the Company that comply with the bylaws of the Company. The bylaws require, among other things, that any shareholder desiring to nominate a director must notify the President of the Company by first class registered mail between 14 and 50 days before the scheduled meeting and that such notification contain: (1) the names and addresses of nominees to be proposed; (2) their principal present occupations;
(3) to the knowledge of the shareholder who proposes to make such nomination, the total number of shares that may be voted for each of the proposed nominees; and (4) the names and addresses of the shareholders proposing such nominations and the number of shares of Common Stock owned by such shareholders. The meeting is currently expected to be held on or about April 20, 1995. Any such shareholder nominations should be sent to Bank South Corporation, 55 Marietta Street N.W., Atlanta, Georgia 30303, Attention: Patrick L. Flinn, President. For further details as of the timing of submissions and the information required to be contained in any nomination, see Article III, Section 3 of the Company's bylaws, a copy of which may be obtained from the Secretary of the Company upon written request delivered to the address indicated above.

              APPROVAL OF AMENDMENT TO THE BANK SOUTH CORPORATION
                           1993 EQUITY INCENTIVE PLAN
                                    (ITEM 2)

     The Bank South Corporation 1993 Equity Incentive Plan (the "Plan") was approved by the shareholders on April 15, 1993. On February 16, 1995, the Compensation Committee and the Board of Directors of the Company approved certain amendments to the Plan (the "Amendment"), and the Board of Directors directed that the Amendment be submitted to the shareholders at the 1995 Annual Meeting. The Amendment will become effective upon the affirmative vote of a majority of the shares of Common Stock of the Company represented and entitled to vote at the Annual Meeting.

     The proposed Amendment consists of certain technical amendments, described below, to ensure the federal tax deductibility by the Company of certain awards under the Plan to certain "covered employees" (as defined below) of the Company under Section 162(m) of the Code, as well as an amendment to Article 10 of the Plan relating to the effect on outstanding performance unit awards in the event of a change in control of the Company. (The term "covered employees" means the chief executive officer and the four other most highly compensated officers of the Company as of the end of the performance year ("Covered Employees"), and for 1994 would have been Messrs. Flinn, McKinley, Hutchins, Sessions and Dewberry.) These amendments are being submitted for shareholder approval in order to preserve the Company's ability to deduct certain performance-based compensation under Code Section 162(m).

SUMMARY DESCRIPTION OF THE PROPOSED AMENDMENTS TO THE PLAN

     The following is a summary of the proposed Amendment. A copy of the full text of the Plan, as proposed to be amended, will be furnished to any shareholder upon written request made to the Secretary of the Company. Except as described herein the Plan is not proposed to be amended. The Company's 1993 Proxy Statement contains a summary description of the Plan provisions not proposed to be amended.

AMENDMENTS TO COMPLY WITH CODE SECTION 162(M)

     Committee Composition.  The proposed Amendment would amend Article 3,
Section 3.1, of the Plan to provide that the committee administering the Plan (the "Committee") shall be comprised solely of directors who are eligible to administer the Plan pursuant to Rule 16b-3 under the Exchange Act and Code
Section 162(m) and the rules and regulations thereunder, and that if for any reason the Compensation Committee does not so qualify to administer the Plan, the Board of Directors shall appoint a different Committee consisting solely of qualifying directors to administer the Plan. Currently the Plan requires only that the Committee consist of directors eligible to administer the Plan pursuant to Rule 16b-3 under the Exchange Act. The proposed amendment will not result in a change in the composition of the Compensation Committee for fiscal year 1995.

     Limitation on Number of Option Shares. The proposed Amendment would also amend Article 4, Section 4.1, of the Plan to provide that the maximum number of shares of Common Stock that may be the subject of options granted to any one individual in any consecutive three-year period is 150,000 shares. This maximum limitation is required to preserve the deductibility by the Company of the value of nonqualified stock options awarded to the Covered Employees under the Plan under Code Section 162(m). Currently the Plan does not provide a maximum option award per individual.

     Parameters for Certain Performance Units.  The Amendment would add a new
Section 7.9 to Article 7 of the Plan, setting forth the parameters under which the Committee may establish performance goals for performance units under the Plan that will qualify as "performance-based" compensation. Such parameters are proposed to shareholders in response to the enactment in 1993 of Code Section 162(m), which imposes limits on the ability of public companies to deduct compensation in excess of $1 million paid to Covered Employees in certain circumstances. If the shareholders approve the Amendment, all incentive compensation awarded under the parameters of Section 7.9 of the Plan to the Covered Employees should qualify for an exception to Section 162(m) of the Code relating to performance-based compensation and, therefore, should be deductible by the Company for federal income tax purposes.

     With respect to performance units granted under Section 7.9 of the Plan, the Committee shall within 90 days of the beginning of the applicable performance period, or any earlier or later date to the extent required or permitted by Code Section 162(m) without causing the award to fail to qualify as performance-based compensation, select the Covered Employees and any other participants to receive performance units for the performance period in question and adopt in writing each of the following: (i) a Target Award for each participant expressed in terms of a number of units, each worth $1, to be earned at target performance, (ii) a performance measure based on the Company's compound annual total shareholder return (stock price increase plus dividends) over the performance period, (iii) a performance measure based on the percentile ranking of the Company's compound annual total shareholder return as compared to a peer group of similar institutions selected by the Committee for such period, and (iv) a mathematical matrix combining the two performance measures as a method of determining the percent of the Target Award to be earned by the participant with respect to the applicable performance period, including, in each case, a threshold performance level below which no award will be earned and a maximum award level. Section 7.9 will provide that no award will be paid to a participant unless the relevant performance criteria are met or exceeded.

     As part of the Amendment, Section 7.9 of the Plan provides that in no event shall any Covered Employee receive an award in excess of $2,000,000 for any one performance period. Except as may be permitted under Code Section 162(m) or the rules and regulations thereunder, once established, neither the Target Award nor the performance criteria for a performance unit applicable to a Covered Employee pursuant to new Section 7.9 of Plan may be amended.

     Whether or not the shareholders approve the Amendment to the Plan, the Committee may grant performance units under the Plan that do not qualify as performance-based compensation under Code Section 162(m). The payment of any such nonqualifying performance units to a Covered Employee could be non-deductible by the Company, in whole or in part, under Code Section 162(m), depending on such Covered Employee's total compensation in the applicable year.

CHANGE IN CONTROL AMENDMENT

     The proposed Amendment would amend Article 10 of the Plan to provide that upon the occurrence of a "change in control" of the Company (as defined in the Plan), unless otherwise specifically prohibited by the terms of Section 11 of the Plan (relating to amendment, modification or termination of the Plan), all open performance periods for performance units granted under the Plan will end, and within 120 days after the occurrence of the change in control, the value of performance units granted for those performance periods will be paid in cash to the participant (in an amount calculated as described below), as though all performance periods had been completed in full, and any restrictions on sale of shares received in connection with prior performance periods will lapse. The amount to be paid to the participant in the event of a change in control shall be calculated by measuring total shareholder return over the performance period in question, using as the ending measure (both as to the Company and the comparison peer group) the average performance results over the 20 trading days prior to the earlier of (i) the announcement of the change in control or (ii) the announcement of an agreement in principle, or the signing of a definitive agreement, to enter into a transaction that would, if consummated, constitute a change in control (the "Announcement Date"), and including all dividends paid through the Announcement Date. In contrast, Article 10 currently provides that the value of performance units to be paid out in the event of a change in control would be based on assumed "target" performance levels.

     This Amendment could result in higher or lower awards than "target" level depending on the level indicated by actual performance preceding the change in control. If the Amendment had been in effect during 1994 and a change in control had occurred in such year, then, based on the favorable total shareholder return of the Company both on a stand-alone basis and as compared to the selected group of peer institutions, the awards would have been paid at the maximum level, or four times the "target" amount. As indicated in the Summary Compensation Charts under Item 1 of this Proxy Statement, awards were in fact earned and paid at the "maximum" level in the ordinary course of 1994, absent a change in control. Conversely, if a change in control were to occur at a time of unfavorable total shareholder return, both on a stand-alone basis and as compared to the selected group of peer institutions, awards would be paid at below-target levels, if at all, again reflecting the level of award actually earned. In other words, the amended provision would merely maintain the status quo for award levels in a non-change-in-control environment; it would neither reward nor punish executives as a result of an intervening change in control.

     The Compensation Committee and the Board of Directors believe that the proposed Amendment to Article 10 of the Plan, by causing the award payments to be based on the Company's actual performance during performance periods terminated by a change in control, will motivate executives to maintain sustained maximum levels of performance during economic cycles favorable to a potential change in control.

BENEFITS TO NAMED EXECUTIVES AND OTHERS

     All full-time, active employees of the Company and its subsidiaries are eligible to participate in the Plan. However, no award will be made under the Plan to any person without Compensation Committee approval. The Committee has identified approximately 12 executives who will receive options and/or performance units under the Plan in 1995, including, subject to shareholder approval of the Amendment to the Plan, performance units for the performance cycle beginning in 1995, as indicated in the following table:

                                                                  1993 EQUITY INCENTIVE PLAN
                                                         ---------------------------------------------
                                                                               NUMBER OF OPTIONS(O) OR
                   NAME AND POSITION                     DOLLAR VALUE($)        PERFORMANCE UNITS(U)
- -------------------------------------------------------  ---------------       -----------------------
Patrick L. Flinn.......................................     $        (1)                21,000(O)
  Chairman and Chief Executive Officer                      $  77,000(2)                77,000(U)
John E. McKinley, III..................................     $        (1)                15,000(O)
  Principal Operating Officer,                              $  56,600(2)                56,600(U)
  Credit Policy and Corporate Banking
Ralph E. Hutchins, Jr..................................     $        (1)                13,000(O)
  Chief Financial Officer                                   $  47,000(2)                47,000(U)
Lee M. Sessions, Jr....................................     $        (1)                13,000(O)
  Principal Operating Officer,                              $  47,000(2)                47,000(U)
  Retail and Trust Banking
James A. Dewberry......................................           N/A                        0(O)
  Atlanta Community Banks                                         N/A                        0(U)
All Executive Officers, as a Group.....................     $        (1)               113,000(O)
                                                            $ 339,480(2)               339,480(U)
All Non-Executive Directors, as a Group................           N/A                        0(O)
                                                                  N/A                        0(U)
All Non-Executive Officer Employees, as a Group........     $        (1)               266,600(O)
                                                            $  48,500(2)                48,500(U)

- ---------------

(1) On a per share basis, this amount will be equal to the excess of the fair market value of the Common Stock on the date of exercise of the option over the exercise price. The exercise prices for one-third of these options are $17.125, $18.8375, and $20.55, respectively. The closing price for the Common Stock quoted on the Nasdaq National Market System was $19.00 as of March 1, 1995.

(2) The value of a performance unit will depend on the degree to which the relevant performance criteria will have been met at the end of the performance period in 1997. The value shown is the Target Award amount. Actual awards may be a greater or lesser amount.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO PARTICIPANTS

     The proposed Amendment to the Plan should have no federal income tax effect on participants under the Plan. If approved by the shareholders, the Amendment will preserve the Company's ability to deduct the value of certain awards paid under the Plan to the named executive officers.

     The Board of Directors recommends that the shareholders approve the proposed Amendment to the Plan.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN, AND THE ENCLOSED PROXY, IF PROPERLY COMPLETED AND RETURNED, WILL BE SO VOTED UNLESS A SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES AGAINST THIS PROPOSAL OR ABSTAINS FROM VOTING BY MARKING THE APPROPRIATELY DESIGNATED BLOCK ON THE PROXY.

            INFORMATION CONCERNING THE COMPANY'S INDEPENDENT AUDITOR

     The certified public accounting firm of Ernst & Young LLP was the independent auditor for the Company during the year ended December 31, 1994. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. On March 16, 1995, the Audit Committee of the Board of Directors of the Company recommended the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 1995.

     The reports of Ernst & Young LLP on the Company's financial statements for fiscal years 1992, 1993 and 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the past two fiscal years, there were no disagreements with the auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the auditors, would have caused the auditors to make reference to the matter in connection with their reports.

                            SECTION 16(A) REPORTING

     The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's securities. Based on material provided to the Company, the Company believes that all such filing requirements with respect to the Company's fiscal year ended December 31, 1994 were complied with except that Dr. William McClatchey made one late filing on Form 4 with respect to shares purchased under his company's profit sharing plan, Mr. John Carr made one late filing on Form 4 with respect shares acquired under a dividend reinvestment account, and Mr. Blake Young reported on Form 5 his holding of 53 shares held in an individual retirement account which should have been included on his initial Form 3 report.

                             SHAREHOLDER PROPOSALS

     In accordance with the provisions of Rule 14a-8(a)(3)(1) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1996 annual meeting must be received by the Company by November 21, 1995, in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By order of the Board of Directors

                                          RALPH E. HUTCHINS, JR.
                                          Secretary

March 20, 1995

                                                                     APPENDIX A

                                    BANK SOUTH CORPORATION                 PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1995 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Jane A. Ratner and Ralph E. Hutchins, Jr., or either of them, with power of substitution to each, the proxies of the undersigned to vote the stock of the undersigned at the Annual Meeting of Shareholders of BANK SOUTH CORPORATION (the "Company") to be held on April 20, 1995 and any adjournments thereof.

1.  ELECTION OF DIRECTORS              / / FOR all nominees for director listed   / / WITHHOLD AUTHORITY
                                           below, (except as marked to the            (to vote for all nominees listed)
                                           contrary below)

    RAY C. ANDERSON, KENNETH W. CANNESTRA, JOHN S. CARR, PATRICK L. FLINN, SIDNEY E. JENNETTE, JR., LYNN H. JOHNSTON, WILLIAM M. McCLATCHEY, M.D., JOHN
    E. McKINLEY, III, JULIA W. MORGAN, BARRY PHILLIPS, BEN G. PORTER, JOHN W. ROBINSON, JR., FELKER W. WARD, JR., and VIRGIL R. WILLIAMS

    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

- --------------------------------------------------------------------------------

2. Proposal to approve an Amendment to the Bank South Corporation 1993 Equity Incentive Plan.

    / /For          / /Against          / /Abstain

3. In the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments thereof.

    / /For          / /Against          / /Abstain
                                (Continued and to be signed on the reverse side)

                                                                     (Continued)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                          Dated:                        , 1995
                                                ------------------------

                                         -------------------------------

                                         -------------------------------
                                         Signature(s) of Shareholder(s)

                                         Please date and sign this proxy
                                         exactly as the names appear
                                         hereon. NOTE: When signing as
                                         attorney, executor, trustee,
                                         administrator or guardian,
                                         please give full title as such.
                                         In the case of joint tenants,
                                         each joint owner must sign. If
                                         a corporation, please sign in
                                         full corporate name by
                                         president or other authorized
                                         officer. If a partnership,
                                         please sign in partnership name
                                         by authorized person.

      THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

                                                                    APPENDIX B




                             BANK SOUTH CORPORATION
                           1993 EQUITY INCENTIVE PLAN


     (EFFECTIVE JANUARY 1, 1993, AS PROPOSED TO BE AMENDED APRIL 20, 1995)

                             BANK SOUTH CORPORATION
                           1993 EQUITY INCENTIVE PLAN
     (EFFECTIVE JANUARY 1, 1993, AS PROPOSED TO BE AMENDED APRIL 20, 1995)


ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1           ESTABLISHMENT OF THE PLAN
Bank South Corporation, a Georgia corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Bank South Corporation 1993 Equity Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Performance Units.

Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of a majority of Shares at the Company's April 15, 1993 annual shareholders' meeting, the Plan shall become effective as of January 1, 1993 (the "Effective Date"), and shall remain in effect as provided in Section
1.3 herein. Awards may be granted prior to shareholder ratification of the Plan; provided, however, that in the event shareholder approval of the Plan is not obtained, all outstanding Awards shall become null and void.

1.2           PURPOSE OF THE PLAN
The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3           DURATION OF THE PLAN
Subject to approval by the Board of Directors of the Company and ratification by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 11 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 1, 2003.


ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

  (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Performance Units.

  (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

  (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

  (d) "Cause" means: (i) willful or gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company; or (ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law. "Cause" under either (i) or
              (ii) shall be determined in good faith by the Committee.

  (e) "Change in Control" will be deemed to have occurred as of the first day that any one or more of the following conditions has been satisfied:

              (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) within any twelve (12) month period of securities of the Company representing an aggregate of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

              (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

              (iii) consummation of (a) a merger, consolidation or other business combination of the Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty percent (60%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (b) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

              (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control.

              After the earlier of (i) a Change in Control, (ii) the public announcement of a transaction that, if consummated, would constitute a Change in Control, or (iii) the Board of Directors learning of a proposal for a transaction that, if consummated, would constitute a Change in Control, the Plan may not be amended to restrict the events which constitute a Change in Control for purposes of this Plan. However, if the transaction that would have constituted a Change in Control is subsequently withdrawn or abandoned, the definition may then be amended.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

     (h) "Company" means Bank South Corporation, a Georgia corporation, or any successor thereto as provided in Article 14 herein.

     (i) "Director" means any individual who is a member of the Board of Directors of the Company.

     (j) "Disability" means a permanent and total disability within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

     (k) "Employee" means any full-time employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor act thereto.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     (n) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

     (o) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (p) "Insider" shall mean an Employee who is, on the relevant date, an officer or Director of the Company, as defined under Rule 16(a) of the Exchange Act.

     (q) "Noninsider" means an Employee who is not, on the relevant date, an Insider.

     (r) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

     (s)      "Option" means an Incentive Stock Option or a Nonqualified Stock
              Option.

     (t) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     (u) "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

     (v) "Performance Unit" means an Award granted to a Participant pursuant to Article 7 herein.

     (w) "Retirement" shall mean early or normal retirement under the Bank South Corporation Employees' Retirement Plan and Trust (or its successor retirement plan).

     (x)      "Shares" means the shares of common stock of the Company.

     (y) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     (z) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly financial information and ending on the twelfth business day following such date.


ARTICLE 3. ADMINISTRATION

3.1       THE COMMITTEE
The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two
(2) Directors
who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, and the rules and regulations thereunder. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Section 162(m) of the Code, and the rules and regulations thereunder.

3.2       AUTHORITY OF THE COMMITTEE
The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 11 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3       DECISIONS BINDING
All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.


ARTICLE 4. SHARES SUBJECT TO THE PLAN

4.1       NUMBER OF SHARES
Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed two million (2,000,000), and the maximum number of Shares that may be the subject of Options granted to any one individual in any consecutive three-year period is one hundred fifty thousand (150,000) Shares.. These two million Shares may be either authorized but unissued or reacquired Shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

  (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

  (b) The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

  (c) The payment of a Performance Unit in the form of a Share or Shares shall reduce the Shares available for grant under the Plan at the time of payment.

  (d) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 herein).

4.2            LAPSED AWARDS
If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

4.3            ADJUSTMENTS IN AUTHORIZED SHARES
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options granted, and Performance Units paid in Shares, under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.


ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1            ELIGIBILITY
Persons eligible to participate in this Plan include all full-time, active Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2            ACTUAL PARTICIPATION
Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

6.1            GRANT OF OPTIONS
Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. The Committee may delegate its duties to the Chief Executive Officer as regards Noninsiders.

6.2            AWARD AGREEMENT
Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of Section 422.

6.3            OPTION PRICE
The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4            DURATION OF OPTIONS
Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5            EXERCISE OF OPTIONS
Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6            PAYMENT
Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) through foregone income based on an arrangement with the Company, or (d) by a combination of (a), (b) and/or
(c).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7            RESTRICTIONS ON SHARE TRANSFERABILITY
The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8            TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR
RETIREMENT
(a) Termination by Death. In the event the employment of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%), and shall remain exercisable at any time prior to their expiration date, or for one
(1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary under
Article 8.

(b) Termination by Disability. In the event the employment of a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%) as of the date the Committee determines the definition of Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

(c) Termination by Retirement. In the event the employment of a Participant is terminated by reason of Retirement, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%), and shall remain exercisable at any time prior to their expiration date.

(d) Employment Termination Followed by Death. In the event that a Participant's employment terminates by reason of Disability or Retirement, and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding Options shall equal the shorter of: (i) one (1) year following death; or (ii) the remaining portion of the exercise period. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary under
Article 8.

(e) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the Section 422 prescribed time periods after each of the various types of employment termination.

6.9            TERMINATION OF EMPLOYMENT FOR OTHER REASONS
If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 6.8 (and other than for Cause), all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and, subject to Section 4.2, shall once again become available for grant under the
Plan). Options that are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending 30 days after such date.

If the employment of a Participant is terminated by the Company for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

6.10 ACCELERATED VESTING AND EXTENDED EXERCISABILITY FOLLOWING TERMINATION Regardless of the provisions regarding the exercisability of Options that are not vested as of the date of employment termination, and the provisions regarding the length of the exercise period following employment termination, as specified in Sections 6.8 and 6.9 above, the Committee (or, in the case of Options held by Noninsiders, the Committee or the CEO), may in its or his sole discretion, subject to the limitation of Section 11.2 below, provide for accelerated Option vesting and/or for an extended period of exercisability following termination, upon such terms and provisions as it or he deems appropriate; provided, however, that the period of exercisability shall not extend beyond the period specified in Section 6.4 herein.

6.11   NONTRANSFERABILITY OF OPTIONS
No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or ERISA. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.


ARTICLE 7. PERFORMANCE UNITS

7.1            GRANT OF PERFORMANCE UNITS
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units to eligible Employees in such amounts as the Committee shall determine. Each Performance Unit shall represent a dollar amount to be specified by the Committee. The determination of the value of a Performance Unit will be made by the Committee.

7.2            NUMBER OF PERFORMANCE UNITS EARNED
The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate number of the Performance Units earned by the Participant. The time period during which the performance goals must be met shall be called a "Performance Period," and also is to be determined by the Committee.

7.3            PAYMENT OF PERFORMANCE UNITS
After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof as determined by the original designation of the value of a Performance Unit, and the extent to which performance goals established by the Committee have been met.

7.4            FORM AND TIMING OF PAYMENT
Payment under Section 7.3 above shall be made in cash, stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

7.5            VOTING RIGHTS AND DIVIDENDS
Participants are not entitled to vote Performance Units that represent Shares, or to receive dividends thereon, until actual receipt of Shares earned by the Participant (if any) after the applicable Performance Period established by the Committee has been completed, or upon earlier satisfaction of any other conditions as specified by the Committee.

7.6            TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR
RETIREMENT
In the case of Disability or Retirement, the holder of a Performance Unit shall receive prorata payment based on the number of months' service during the Performance Period, but based on the achievement of performance goals during the entire Performance Period. Payment shall be made at the time payments are made to participants who did not terminate service during the Performance Period.

In the case of death, this provision will also apply, except that payment for all performance units held by the Participant for all open Performance Periods shall be based on the performance goals achieved as of the end of the first Performance Period to expire following the Participant's death.

7.7            TERMINATION OF EMPLOYMENT FOR OTHER REASONS
In the event that a Participant terminates employment with the Company for any reason other than death, Disability, or Retirement, all Performance Units for Performance Periods that have not yet ended shall be forfeited. In the case of a Performance Period that ended prior to termination but for which payout has not yet been made, the Participant will receive the payout as though termination had not yet occurred.

7.8            NONTRANSFERABILITY
Except as provided in this Article 7, the Performance Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until actual receipt of cash or Shares earned by the Participant after the applicable Performance Period established by the Committee has been completed, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion. However, in no event may any Performance Unit granted under the Plan be paid out in Shares prior to six (6) months following the date of its grant.

At time of grant, the Committee may provide that payment amounts will carry additional performance requirements or requirements for continued employment. All rights with respect to Performance Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.9 PERFORMANCE UNITS QUALIFYING AS "PERFORMANCE-BASED COMPENSATION" UNDER SECTION 162(M) OF THE CODE.

The Committee may, but shall not be required to, conform Performance Units to the parameters set forth in this Section 7.9. To the extent not inconsistent with this Section 7.9, the other provisions of Article 7 and the Plan shall apply to Performance Units granted hereunder.

The parameters set forth below have been approved by the shareholders of the Company to qualify as "performance-based" compensation under Section 162(m) of the Code. As used herein the term "Covered Employee" shall have the meaning given such term in Section 162(m) of the Code and the rules and regulations thereunder.

The Committee shall within 90 days of the beginning of the applicable Performance Period, or any earlier or later date to the extent required or permitted by Code Section 162(m) without causing the award to fail to qualify as performance-based compensation, select the Participants to receive Performance Units for the Performance Period in question and adopt in writing each of the following: (i) a Target Award for each Participant expressed in terms of a number of units, each worth $1, to be earned at target performance,
(ii) a performance measure based on the Company's compound annual total shareholder return (stock price increase plus dividends) over the Performance Period, (iii) a performance measure based on the percentile ranking of the Company's compound annual total shareholder return as compared to a peer group of similar institutions selected by the Committee for such period, and (iv) a mathematical matrix combining the two performance measures as a method of determining the percent of the Target Award to be earned by the Participant with respect to the applicable Performance Period, including, in each case, a threshold performance level below which no award will be earned and a maximum award level. No Performance Unit award shall be paid to a Participant unless the relevant performance criteria for the Performance Period are met or exceeded.

In no event shall the value of Performance Units paid to a Covered Employee under this Section 7.9 with respect to any one Performance Period exceed $2,000,000. Except as may be permitted under Section 162(m) of the Code or the rules and regulations thereunder, once established, neither the Target Award nor the performance criteria for Performance Units applicable to a Covered Employee pursuant to Section 7.9 of Plan may be amended."

ARTICLE 8. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company or his designee during the Participant's lifetime. In the absence of any such designation, or in the event the designated beneficiary does not survive the Participant, the Participant's beneficiary under this Plan shall be the Participant's beneficiary under the Company's group life insurance program.


ARTICLE 9. RIGHTS OF EMPLOYEES

9.1            EMPLOYMENT
Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company

For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

9.2            PARTICIPATION
No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


ARTICLE 10. CHANGE IN CONTROL

Upon the occurrence of a Change In Control, unless otherwise specifically prohibited by the terms of Section 11 herein:

(a) Any and all Options granted hereunder shall become immediately exercisable;

(b) All open Performance Periods for Performance Units shall end, and within 120 days after the occurrence of a Change in Control, the value of Performance Units granted for those Performance Periods (calculated as set forth in the following sentence) will be paid in cash to the Participant. The amount to be paid to the Participant in the event of a Change in Control shall be calculated by measuring total shareholder return over the Performance Period in question, using as the ending measure (both as to the Company and the comparison peer group) the average performance results over the 20 trading days prior to the earlier of (i) the announcement of the change in control or (ii) the announcement of an agreement in principle, or the signing of a definitive agreement, to enter into a transaction that would, if consummated, constitute a Change in Control (the "Announcement Date"), and including all dividends paid through the Announcement Date. In addition, any restrictions on sale of shares received in connection with prior Performance Periods will lapse.

ARTICLE 11. AMENDMENT, MODIFICATION, AND TERMINATION

11.1           AMENDMENT, MODIFICATION, AND TERMINATION
With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto), no such termination, amendment, or modification may:

  (a) Materially increase the total number of Shares which may be issued under this Plan, except as provided in Section 4.3 herein; or

  (b) Materially modify the eligibility requirements for participation in this Plan; or

  (c) Materially increase the benefits accruing to Insiders under the Plan.

In the event of a Change in Control, the public announcement of a transaction that, if consummated, would constitute a Change in Control, or the Board of Directors learning of a proposal for a transaction that, if consummated, would constitute a Change in Control, termination, amendment or modification of this Plan or an Award, either of which could adversely affect an Award in any material way, shall require the consent of the Participant (or the Participant's Beneficiary in the event of the Participant's death). Such consent shall not be required if the transaction that would have constituted a Change in Control is subsequently withdrawn or abandoned.

11.2           AWARDS PREVIOUSLY GRANTED

No termination, amendment, or modification of the Plan shall, without the written consent of the affected Participant, adversely affect in any material way (i) any Option previously granted under the Plan or (ii) any Performance Unit for which the Performance Period applicable to such Performance Unit has ended.

The Committee may, without the consent of the affected Participant, terminate, amend or modify the Plan with respect to any Performance Unit prior to the close of the Performance Period applicable to such Performance Unit. If the Plan is terminated, however, the affected Participant shall receive a prorata payment based on the number of months' service during the Performance Period, but based on the achievement of performance goals as of the date of Plan's termination. Payment shall be made as soon as administratively possible following the Plan's termination. If the Plan is amended or modified with respect to a Performance Unit, such amendment or modification may not, without the consent of the affected Participant, reduce the potential payout under such Performance Unit below that amount which the Participant would have received assuming the Plan was terminated as of the date of the amendment or modification.

In the event of the Participant's death, the Participant's consent, where required, must be given by the Participant's Beneficiary.


ARTICLE 12. WITHHOLDING

12.1           TAX WITHHOLDING
The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

12.2           SHARE WITHHOLDING
With respect to withholding required upon the exercise of Options, upon the payout of Performance Units in the form of Shares, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the applicable requirement set forth in (a) or (b) of this Section 12.2.

(a)        Stock Options. The Participant must either:

           (i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date specified by the Participant on which the exercise of the Option is to occur; or

           (ii) Make the stock withholding election in connection with an exercise of an Option that occurs during a Window Period.

(b)        Performance Units. The Participant must either:

           (i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date on which the taxable event relating to the Award is scheduled to occur; or

           (ii) Make the stock withholding election during a Window Period which occurs prior to the scheduled taxable event relating to the Performance Unit (for this purpose, an election may be made prior to such a Window Period, provided that it becomes effective during a Window Period occurring prior to the applicable taxable event).


ARTICLE 13. INDEMNIFICATION

Each person who is or was a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan unless arising out of such person's willful or gross misconduct. Such indemnification shall include any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 14. SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


ARTICLE 15. LEGAL CONSTRUCTION

15.1           GENDER AND NUMBER
Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.2           SEVERABILITY
In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3           REQUIREMENTS OF LAW
The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" granted pursuant to the Plan to an Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award, and if an equity security is acquired by an Insider pursuant to the exercise or conversion of a derivative security within six (6) months of the grant of the derivative security hereunder, such equity security may not be sold or transferred until the expiration of such six-month period. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

15.4           SECURITIES LAW COMPLIANCE
With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

15.5           FOREIGN EMPLOYEES
To the extent permissible under applicable law, the Company may make grants of Awards to eligible Employees who are employed in locations outside of the United States. The Committee shall have the authority to modify the terms of Awards granted to such Employees in order to ensure compliance with applicable local and national law.

15.6           GOVERNING LAW
To the extent not preempted by Federal law (or foreign law in the case of grants to Employees who are not United States residents), the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.

15.7           REGULATORY COMPLIANCE
It is the intention that any and all provisions of this Plan be consistent and comply with applicable laws or regulations enacted or promulgated before or after the execution or adoption of this Plan, and to the extent that any such provision is inconsistent or in noncompliance with applicable laws or regulations, the provision or portion thereof that is inconsistent or in noncompliance will be deemed void.

           _______________________________________________________

         IN WITNESS WHEREOF, Bank South Corporation has caused this document to be executed on this ___ day of ____, 1995.

                                            BANK SOUTH CORPORATION


                                            By: _____________________________
ATTEST:

By: __________________________




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